UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — April 23, 2026
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TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
170/175 Lakeview Drive
Airside Business Park
Swords Co. Dublin
Ireland
(Address of principal executive offices, including zip code)
+(353)(0)18707400
(Registrant’s phone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange
5.250% Senior Notes due 2033	TT33	New York Stock Exchange
5.100% Senior Notes due 2034	TT34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2026, Trane Technologies Holdco Inc. (“TTH”) and Trane Technologies Financing Limited (“TTFL” and, together with TTH, the “Borrowers”), Trane Technologies plc (“TT Parent”), Trane Technologies Lux International Holding Company S.à r.l. (“TT Lux Holding Company”), Trane Technologies Irish Holdings Unlimited Company (“Irish Holdings”), Trane Technologies Americas Holding Corporation (“TTAHC”), Trane Technologies Global Holding II Company Limited (“Trane Global”), and Trane Technologies Company LLC (“TTC” and, together with TT Parent, Irish Holdings TTAHC, Trane Global, and TT Lux Holding Company, the “Guarantors”), JPMorgan Chase Bank, N.A., as U.S. Administrative Agent and J.P. Morgan SE, as Non-U.S. Administrative Agent; Citibank, N.A., as Syndication Agent; Bank of America, N.A., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Documentation Agents; and JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Paraibas Securities Corp. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto, entered into a new $1.5 billion senior unsecured revolving credit agreement (the “2026 Revolving Credit Agreement”). The 2026 Revolving Credit Agreement has a term through April 23, 2031 and replaces the $1 billion senior unsecured revolving credit agreement entered into on April 25, 2022, which is expiring April 25, 2027 (the “2022 Revolving Credit Agreement”). The proceeds of the 2026 Revolving Credit Agreement will be used (i) for working capital purposes of TT Parent, any of the Borrowers and their respective subsidiaries, (ii) to support the commercial paper programs of any of the Borrowers and any additional borrowers, (iii) for other general corporate purposes of TT Parent, any of the Borrowers and their respective subsidiaries, and (iv) to repay any amounts outstanding under the 2022 Revolving Credit Agreement.

All obligations under the 2026 Revolving Credit Agreement will be guaranteed on a senior basis by the Guarantors and each Borrower will guarantee the obligations under the 2026 Revolving Credit Agreement of the other Borrower. The 2026 Revolving Credit Agreement contains negative and affirmative covenants and events of default customary for credit facilities of this type.

The foregoing description of the 2026 Revolving Credit Agreement is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the 2026 Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective April 23, 2026, the Borrowers and the Guarantors terminated the 2022 Revolving Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Credit Agreement dated April 23, 2026 among Trane Technologies Holdco Inc., Trane Technologies Financing Limited, Trane Technologies plc, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Company LLC Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Americas Holding Corporation, and Trane Technologies Global Holding II Company Limited; JPMorgan Chase Bank, N.A., as U.S. Administrative Agent and J.P. Morgan SE, as Non-U.S. Administrative Agent; Citibank, N.A., as Syndication Agent; Bank of America, N.A., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Documentation Agents; and JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, and certain lending institutions from time to time parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC (Registrant)

Date:	April 24, 2026	/s/ Victoria V. Lazar
Victoria V. Lazar, Senior Vice President, General Counsel and Secretary

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